Exhibit 99.1


NEWS RELEASE
FOR IMMEDIATE RELEASE

                    VON HOFFMANN BECOMES PART OF A NEW MAJOR
              SPECIALTY PRINTING AND MARKETING SERVICES ENTERPRISE

         Von Hoffmann Will Continue To Focus On Enhancing Full- Service
              Value-Added Solutions For Its Targeted Customer Base

INVESTOR CONTACT:                                 MEDIA CONTACT

GARY C. WETZEL                                    MICHAEL H. FORD
SENIOR VP & CHIEF FINANCIAL OFFICER               VICE PRESIDENT OF MARKETING
VON HOFFMANN CORPORATION                          VON HOFFMANN CORPORATION

St Louis, Missouri, July, 21, 2004 ~ Von Hoffmann Corporation, a leading North American educational and commercial printer, today announced that it will become part of a specialty printing and marketing services enterprise co-owned by Kohlberg Kravis Roberts & Co. (KKR) and DLJ Merchant Banking Partners, an affiliate of Credit Suisse First Boston's Alternative Capital Division (DLJMBP).

The newly created company will consist of three leaders in specialty printing and marketing services:

     o Von Hoffmann Corporation, a leading printer of educational textbooks and supplemental materials and its subsidiary Lehigh Press, which specializes in book components and direct marketing print services through Lehigh Direct

     o Jostens, Inc., the market leader in yearbooks, class rings, and graduation products; and

     o Arcade Marketing, the leading manufacturer of sampling products for the fragrance, cosmetics, consumer products, and food and beverage industries.

Each of these companies is currently owned by DLJMBP and will become part of one group enterprise through a recapitalization of Jostens and the acquisitions of Von Hoffmann and Arcade Marketing. Each company will continue to have its own identity, management team, and business plans to address their distinct customer bases. The new combined enterprise will be led by industry veteran Marc L. Reisch. On a consolidated basis these businesses generated sales in excess of $1.4 billion in the last twelve months ended March 31, 2004.

 "The joining of Von Hoffmann, Jostens, and Arcade Marketing, into this new strategic growth enterprise is a strong fit between market leading companies," said Robert Mathews, President and Chief Executive Officer of Von Hoffmann. "All three companies share a rich history of providing superior value and innovative business solutions to our respective markets and customers. Our dedicated customer focus, in addition to the way we interact with customers will not change. Von Hoffmann will continue to operate separately as a business unit within the new enterprise. The entire management team at Von Hoffmann could not be more enthused about the opportunities the creation of this enterprise will afford Von Hoffmann. Combining the industry experience of Marc Reisch, a long time industry leader, with the financial resources of both KKR and CSFB, will further enhance and provide a greater breath of resources necessary to support Von Hoffmann's ongoing strategy to invest in full-service value-added solutions for our targeted customer base."

Mr. Reisch, who will be Chairman and CEO of the new combined enterprise, said, "After looking at numerous opportunities, KKR and I decided to approach DLJMBP with this creative structure for combining three strong assets into one growth enterprise. We believe there is tremendous opportunity to build a specialty printing and marketing services company that takes advantage of significant cost benefits from combined scale, but that is focused on both organic and acquisition growth. Jostens, Von Hoffmann, and Arcade will each have its own management team and business plan to address a distinct customer base. I am delighted that my long-term relationship with KKR has led to this opportunity, and I am pleased to have the chance to work with DLJMBP as well as the management and employees of Von Hoffmann, Jostens, and Arcade."

The transactions are expected to close in the fall and are subject to customary closing conditions.

About Von Hoffmann

Von Hoffmann Corporation is a leading North American manufacturer of printed products for the educational and commercial markets. For 100 years, the Von Hoffmann name has been synonymous with outstanding quality in printing and print related services. With approximately 2,375 employees and nine facilities throughout the United States, Von Hoffmann is committed to offering its core customers a full range of products and services from design and prepress through manufacturing and distribution and fulfillment. Von Hoffmann is headquartered in St. Louis, Missouri. For more information, visit www.vonhoffmann.com.


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